SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 11, 2009

(date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of Registrant as specified in its charter)

Canton of Vaud, Switzerland	0-29174	None
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 11, 2009, pursuant to a previously announced Agreement and Plan of Merger dated as of November 10, 2009 (as amended, the “merger agreement”), by and among two wholly-owned subsidiaries of Logitech International S.A. (“Logitech”), LifeSize Communications, Inc. (“LifeSize”) and other parties named therein, Logitech completed the acquisition of LifeSize for an amount of cash representing a $405 million enterprise value. Agora Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Logitech was merged with and into LifeSize (the “merger”), with LifeSize continuing as the surviving corporation and a wholly-owned subsidiary of Logitech. In the merger, Logitech paid approximately $382 million in cash to the holders of LifeSize capital stock, vested options and warrants, plus the assumption of LifeSize restricted stock and unvested options to purchase LifeSize common stock and the assumption of LifeSize’s net debt and transaction expenses. Logitech withheld approximately $37 million of the merger consideration otherwise payable to the holders of LifeSize capital stock, vested options and warrants to be held in escrow as security for indemnification claims under the merger agreement. The escrow fund will be disbursed to the holders of LifeSize capital stock, vested options and warrants with fifty percent disbursed on the 12-month anniversary of the closing and the remaining fifty percent on the 18-month anniversary of the closing, subject in each case to indemnification claims.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 10, 2009, as amended by the First Amendment to Agreement and Plan of Merger, entered into as of November 16, 2009, both by and among Logitech Inc., Agora Acquisition Corporation, LifeSize Communications, Inc., Shareholder Representative Services LLC, as stockholder representative, and U.S. Bank National Association, as escrow agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

LOGITECH INTERNATIONAL S.A.

By:	/s/ CATHERINE VALENTINE
Catherine Valentine
General Counsel, Vice President, Legal and Secretary

December 14, 2009